The Gabelli Global Small and Mid Cap Value Trust

Exhibit 99.(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 1, 2023, relating to the financial statements and financial highlights, which appears in The Gabelli Global Small and Mid Cap Value Trust’s Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

March 9, 2023

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, www.pwc.com/us